SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 13, 2011
(Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	1-33640	88-0326480
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the annual meeting of shareholders of American International Industries, Inc. (the “Company”) held on June 8, 2011, the Company’s shareholders voted to re-elect Daniel Dror, Charles R. Zeller, Robert W. Derrick, Jr., Thomas J. Craft, Jr. and Scott Wolinsky to serve on the Board of Directors.  While former director Steven M. Plumb was on the ballot as of the record date of April 11, 2011, he resigned as a director on May 19, 2011 to pursue other business opportunities.

In addition, our shareholders voted to ratify the selection of GBH CPAs, PC as the Company’s independent auditors for 2011.

At the date of the annual meeting, the Company had a total of 12,641,120 shares of common stock outstanding, of which 11,086,111, or 87.7%, were present and voted. The following tables set forth the vote with respect to the two proposals.

Proposal 1. Election of Directors

Nominees	For	Withheld
Daniel Dror	5,535,278	2,422,568
Charles R. Zeller	5,554,729	2,403,117
Robert W. Derrick, Jr.	5,556,779	2,401,067
Thomas J. Craft, Jr.	5,555,305	2,402,541
Scott Wolinsky	5,438,359	2,519,487

Prior to the meeting, on May 19, 2011, the board of directors of American International Industries, Inc. (the "Company") accepted the resignation of Steven M. Plumb as director of the Company. Mr. Plumb informed the Company that the reason for his resignation was to permit him to pursue new business opportunities. Mr. Plumb had no disagreements with the Company's operations, policies or practices.

Proposal 2. Ratification of GBH CPAs, PC as Independent Auditors for 2011

For	Against	Abstain	Broker Non-Votes
10,247,725	809,053	29,333	-

SIGNATURES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ DANIEL DROR
   CEO, PRESIDENT AND CHAIRMAN
   Dated: June 13, 2011